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                                                                      EXHIBIT 10


                 SPECIAL SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                                KMART CORPORATION


SECTION 1.     PURPOSE

This Special Supplemental Executive Retirement Plan (the "Plan") has been adopted by Kmart Corporation (the "Company") for the purpose of providing supplemental retirement income to certain senior officers and other key executive employees of the Company, in order to attract and retain superior and highly qualified executive employees.

This Plan is intended to be an arrangement that is unfunded and is maintained by the Company primarily for the purpose of providing deferred compensation for employees who are members of a select group of management or highly compensated employees within the meaning of Sections 201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and shall be interpreted and administered to the extent possible in a manner consistent with that intent.


SECTION 2.     EFFECTIVE DATE

The effective date of the Plan is April 1, 2001.


SECTION 3.     DEFINITIONS

(a) Accrued Benefit means the benefit payable to a Participant as determined under Section 5.1.

(b) Annual Compensation means the sum of the Participant's base pay and bonus determined on a calendar year basis, for the calendar year ending immediately before the first day of a Plan Year.

(c) Early Retirement Age means the attainment of the Participant's fifty-fifth (55th) birthday.

(d) Early Retirement Date means the first day of a month coincident with or next following (i) a Participant's attainment of age fifty-five (55), (ii) termination of employment, and (iii) written application on or after attainment of age fifty-five (55) or termination of employment, provided, that such Early Retirement Date is prior to the Participant's Normal Retirement Date.

(e) Final Average Compensation means the average of the three years (or such lesser time that the Participant may have been employed by the Company) of a Participant's Annual Compensation that produce the highest average.

(f) Initial Participant means the initial select group of employees designated by the Compensation and Incentives Committee as Participants in this Plan as of the Effective Date.

(g)    Normal Retirement Age means the attainment of the Participant's sixtieth
(60th) birthday.

(h) Normal Retirement Date means the first day of the month coincident with or next following attainment of Normal Retirement Age.

(i) Participant means an Initial Participant or an employee who is a member of a select group of management or is a highly compensated employee within the meaning of Sections 201(2) and 301(a)(3) of ERISA and who is designated as a Participant in this Plan pursuant to Section 4.

(j) Pension Plan means the Kmart Corporation Employee Pension Plan, as amended from time to time.

(k) Plan Year means the 12-month period beginning on the Effective Date or any subsequent anniversary date.

(l) Years of Participation shall be credited for Plan Years of participation on and after the Effective Date; provided, however, that the Initial Participants shall be credited with one Year of Participation as of the





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Effective Date. A Participant shall be credited with a Year of Participation for each Plan Year in which the Participant completes at least 1,000 Hours of Employment (as defined in the Pension Plan) and is a Participant in this Plan.


SECTION 4.     ELIGIBILITY

The Initial Participants shall begin participation in the Plan on the Effective Date. The Office of the Chief Executive Officer has the authority to amend the select group of employees who are eligible to participate in the Plan, and their respective entry dates into the Plan, as it may deem necessary or desirable. Any Participant who may be removed from the select group of employees shall not forfeit any Accrued Benefit that is vested as of the date of such removal. However, any Participant that is removed from the select group of employees will not accrue any additional benefit after the effective date of such removal.

SECTION 5.     AMOUNT AND PAYMENT OF BENEFITS

5.1 Amount of Benefit. Subject to the vesting schedule set forth in Section 5.2, a Participant's Accrued Benefit under the Plan shall be determined as follows:

5% x Final Average Compensation x Years of Participation in the Plan, with a maximum benefit of 50% of the Participant's Final Average Compensation.

5.2 Vesting of Benefit. The benefit payable from the Plan shall be a percentage of the Participant's Accrued Benefit determined under the following schedule:

           Years of Participation             Percentage of Benefit

               1 through 2                               0%
                    3                                   50%
                    4                                   75%
                5 or more                              100%

5.3    Payment of Benefit. Benefits shall be payable from the Plan as follows:

       (a) Normal Retirement Age. A Participant who terminates employment with the Company and retires at or after Normal Retirement Age shall be entitled to receive his or her Accrued Benefit commencing on the first day of the month coincident with or next following attainment of Normal Retirement Age or actual retirement date, if later.

       (b) Early Retirement Age. A Participant who terminates employment with the Company and retires at Early Retirement Age shall be entitled to receive his or her Accrued Benefit at (i) Normal Retirement Date, or (ii) any Early Retirement Date. If the Participant elects to receive his or her Accrued Benefit at an Early Retirement Date, the Accrued Benefit shall be reduced by 1/2 of 1% for each month by which the Participant's age at retirement precedes Normal Retirement Age.

       (c) Other Termination of Employment. A Participant who terminates employment with the Company before attainment of Early Retirement Age for any reason (including death or disability) with at least three Years of Participation shall be entitled to receive his or her Accrued Benefit. The benefit shall be payable (i) at Normal Retirement Date or (ii) at any Early Retirement Date, subject to reduction as provided in Section 5.3(b), as elected by the Participant.

5.4 Form of Benefit Payment. Benefits shall be paid to a Participant in the form, and subject to the same terms and conditions, as set forth in Section VI of the Pension Plan. In the event of a death of a Participant, benefits shall in paid in the form, and subject to the same terms and conditions, as set forth in subsection 1 of Section VII of the Pension Plan.

5.5 Restrictions on Payment of Benefits. Notwithstanding any other provision of this Plan to the contrary, no Participant (or his or her joint annuitant or beneficiary) shall be entitled to benefits under the Plan if, as determined by the Board of Directors in its sole discretion, such Participant (a) breaches the covenants or agreements which are included in any agreement between the Participant and Company including, without limitation, provisions regarding confidentiality, non-solicitation, non-competition or disparagement with respect to the Company or an Affiliated Company (as defined in the Pension Plan), or (b) participated in any theft, embezzlement, fraud, or acts of a similar nature against the Company or an Affiliated Company.



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SECTION 6.     FUNDING

Benefits under the Plan shall be payable solely from the general assets of the Company or the appropriate participating Affiliated Company. The Plan shall remain unfunded during the entire period of its existence.


SECTION 7.     RIGHTS OF EMPLOYEES AND CONDITIONS OF EMPLOYMENT

7.1 Rights of Employees and Beneficiaries. Payment of benefits pursuant to the Plan shall be made only to a Participant, joint annuitant or beneficiary. Such benefits shall not be subject in any manner to the debts or other obligations of the person to whom they are payable and shall not be sold, transferred, assigned or encumbered in any manner, either voluntarily or involuntarily.

7.2 Conditions of Employment Not Affected by Plan. The establishment and maintenance of the Plan shall not be construed as conferring any legal rights upon any person to the continuance of employment with the Company or any Affiliated Company, nor shall the Plan limit or affect the right of the Company of any Affiliated Company to discharge any person from its employ.


SECTION 8.     ADMINISTRATION

The Company shall be responsible for the administration of the Plan and for carrying out the purposes and provisions of the Plan. As administrator, the
Company:

(a) May adopt such rules, regulations and forms and establish such procedures as it deems necessary or appropriate in its discretion for the administration of the Plan.

(b) Shall have discretionary authority to interpret, construe and determine the application of the Plan and its terms and to resolve all issues arising under the Plan. This discretionary authority shall include the authority to (i) construe disputed or doubtful terms of the Plan or of any rule, regulation, form or procedure, (ii) determine the eligibility of an individual to participate in the Plan, (iii) determine the amount, if any, of benefits to which any Participant or other person may be entitled under the Plan, (iv) determine the timing and manner of payment of benefits, (v) determine any such matter relating to the administration of the Plan or any claim under the Plan, and (vi) resolve all other issues arising under the Plan, any such determinations to be final and binding upon all persons.

(c) May take such other action as it deems necessary or appropriate in its discretion for the proper administration of the Plan.

(d) May delegate any of the foregoing powers to any person or persons or committee or committees.


SECTION 9.     AMENDMENT AND TERMINATION

The Company reserves the right to amend or discontinue the Plan if, in its sole judgment, such an amendment or discontinuance is deemed necessary or desirable. No such amendment or termination of the Plan shall operate to reduce the Accrued Benefit hereunder of any Participant under the Plan as of the effective date of amendment or termination.


SECTION 10.    CHANGE IN CONTROL

10.1   Effect of a Change in Control. Upon a Change in Control (as defined in
Section 10.2), the following provisions shall become immediately effective and shall supersede any provisions of the Plan to the contrary:

(a) The requirement that a Participant must complete three Years of Participation in order to be eligible to receive a benefit from the Plan shall be waived.

(b) For a Participant with less than five Years of Participation, his or her vested Percentage of Benefit set forth in Section 5.2 shall be increased to 100% of his or her Accrued Benefit immediately upon the date the Change in Control occurs.




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(c)    A Participant's minimum Accrued Benefit from the Plan shall be the
Accrued Benefit determined under the Plan's benefit formula as of the end of the Plan Year in which the Change in Control occurs.

(d) A Participant's Accrued Benefit shall be payable immediately upon consummation of a Change in Control and shall be paid in the form of an actuarially equivalent lump sum distribution.

10.2 Definition of Change in Control. "Change in Control" of the Company is deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(a) The "Beneficial Ownership" of securities representing more than thirty-three percent (33%) of the combined voting power of the Company is acquired by any "person" as defined in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company); or

(b) The stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation; or

(c) During any period of three consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period or whose election or nomination was previously so approved).


SECTION 11.    MISCELLANEOUS

11.1 Controlling Law. To the extent not preempted by the laws of the United States of America, the laws of the State of Michigan shall be the controlling law in all matters relating to the Plan.

11.2 Severability. If any provisions of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if said illegal and invalid provisions had never been included herein.

11.3 Limitations on Provisions. The Plan shall not operate or be construed in any way to modify, amend or affect the terms and provisions of the Pension Plan.

11.4 Extension of Plan to Subsidiaries. The Plan may be extended to an Affiliated Company on such terms and conditions as determined by the Board of Directors of the Company.




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